Exhibit 10.3
SECOND AMENDMENT TO MASTER LEASE
THIS SECOND AMENDMENT TO MASTER LEASE (this “First Amendment) is made as of September 14, 2023 (the “Effective Date”) by and between GLP Capital, L.P., a Pennsylvania limited partnership (together with its permitted successors and assigns, “GLP”), PA Meadows LLC, a Delaware limited liability company (together with its permitted successors and assigns, “PA Meadows”), CCR Pennsylvania Racing, Inc., a Pennsylvania corporation (together with its permitted successors and assigns, “CCR”, and together with GLP and PA Meadows, jointly and severally, “Landlord”), Penn Tenant, LLC, a Pennsylvania limited liability company (together with its permitted successors and assigns, “Penn Tenant”), Penn Cecil Maryland, LLC, a Maryland limited liability company (together with its permitted successors and assigns, “Perryville Tenant”), and PNK Development 33, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Meadows Tenant”, and together, jointly and severally, with Penn Tenant and Perryville Tenant, “Tenant”).

RECITALS
A.WHEREAS, Landlord and Tenant, entered into that certain Master Lease entered into as of February 21, 2023, but effective as of January 1, 2023, as amended by that certain First Amendment to Master Lease dated June 6, 2023 (as amended, the “Lease”), under which Landlord leases to Tenant the Leased Property.
B.WHEREAS, Landlord and Penn Tenant entered into that certain Master Development Agreement dated February 21, 2023, as amended by a First Amendment to Development Agreement dated of even date herewith, 2023 (the “Development Agreement”) and pursuant to which Landlord has acquired that portion of the New Aurora Land commonly referred to therein as the “Papa Bear Parcel” (as more particularly described on Exhibit A attached hereto, the “Papa Bear Parcel”).
C.WHEREAS, pursuant to Section 7.3(a) of the Lease, Landlord and Tenant wish to amend the Lease to include the Papa Bear Parcel, together with any New Aurora Improvements (as defined in the Development Agreement) existing or constructed on such New Aurora Land, as part of the Leased Property.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree as follows:
1.Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the meanings ascribed to them in the Lease of the Development Agreement, and all references herein or in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Second Amendment.
2.Papa Bear Parcel. Landlord does hereby lease to Tenant, and Tenant does lease from Landlord the Papa Bear Parcel, which shall be upon the terms and conditions set forth in the

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Lease. From and after the Effective Date, the real property parcels described on Exhibit A attached hereto shall be added and included as part of the Leased Property.
3.Broker Indemnity. Tenant represents and warrants that Tenant has not dealt with, a broker in connection with this Second Amendment and that, insofar as Tenant knows, no other broker(s) negotiated this Second Amendment or is entitled to any commission in connection herewith. Tenant covenants and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any broker, agent or finder who dealt with Tenant.
4.Ratification. Except as expressly modified by this Second Amendment, the Lease shall remain in full force and effect, and as further modified by this Second Amendment, is expressly ratified and confirmed by the parties hereto. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.
5.Governing Law; Interpretation and Partial Invalidity. This Second Amendment shall be governed and construed in accordance with the laws of the State of New York. If any term of this Second Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Second Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Second Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Second Amendment. This Second Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Second Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
6.Counterparts and Authority. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.
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IN WITNESS WHEREOF, this Second Amendment to Master Lease has been executed by Landlord and Tenant as of the date first written above.
LANDLORD:

GLP CAPITAL, L.P.
By: Gaming and Leisure Properties, Inc., its
general partner

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Chief Operating Officer, General Counsel and Secretary

PA MEADOWS, LLC
A Delaware limited liability company

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Vice President & Secretary

CCR PENNSYLVANIA RACING, LLC
a Pennsylvania limited liability company

By:	/s/ Brandon J. Moore
Name:	Brandon J. Moore
Title:	Vice President & Secretary

Second Amendment to Master Lease

TENANT:
PENN TENANT, LLC

By: PENN Entertainment, Inc., its sole member

By:	/s/ Harper Ko
Name:	Harper Ko
Title:	Secretary

PERRYVILLE TENANT

PENN CECIL MARYLAND, LLC

By:	/s/ Harper Ko
Name:	Harper Ko
Title:	Vice President and Secretary

MEADOWS TENANT

PNK DEVELOPMENT 33, LLC

By:	/s/ Harper Ko
Name:	Harper Ko
Title:	Secretary

Second Amendment to Master Lease